Exhibit 4.2

                     SUMMARY INSTRUCTION SHEET FOR PURCHASER

                   (to be read in conjunction with the entire
                        Purchase Agreement which follows)

A.   Complete the following items on BOTH Purchase Agreements:

     1.   Page 24 - Signature:

          (i)  Name of Purchaser (Individual or Institution)

          (ii) Name of Individual representing Purchaser (if an Institution)

          (iii) Title of Individual representing Purchaser (if an Institution)

          (iv) Signature of Individual Purchaser or Individual representing Purchaser

     2.   Appendix I - Stock Certificate Questionnaire/Registration Statement
          Questionnaire:

          Provide   the   information   requested   by  the  Stock   Certificate
          Questionnaire and the Registration Statement Questionnaire.

     3. Return BOTH properly completed and signed Purchase Agreements including the properly completed Appendix I to:

                   Bear, Stearns & Co. Inc.
                   383 Madison Avenue
                   New York, NY  10179
                   Attention:  Private Equity Group
                               Mr. Jason Weinstein

B. Instructions regarding the transfer of funds for the purchase of Shares will be sent by facsimile to the Purchaser by the Placement Agent at a later date.

C. Upon the resale of the Shares by the Purchasers after the Registration Statement covering the Shares is effective, as described in the Purchase Agreement, the Purchaser:

          (i) must deliver a current prospectus of the Company to the buyer (prospectuses must be obtained from the Company at the Purchaser's request); and

          (ii) must send a letter in the form of Appendix II to the Company so that the Shares may be properly transferred

                               PURCHASE AGREEMENT

     THIS AGREEMENT is made as of May 8, 2002, between Osteotech, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), with its principal offices at 51 James Way, Eatontown, New Jersey 07724, and the purchaser whose name and address is set forth on the signature page hereof (the "Purchaser").

     IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

     SECTION 1. Authorization of Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to an aggregate of 2,800,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock").

     SECTION 2. Agreement to Sell and Purchase the Shares. At the Closing (as defined in Section 3), the Company will sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the number of Shares (at the purchase price) shown below:

         Number to Be           Price Per Share             Aggregate
          Purchased               In Dollars                  Price
         -------------          ---------------             ---------
                                       $                        $

     The Company proposes to enter into this same form of purchase agreement with certain other investors (the "Other Purchasers") and expects to complete sales of the Shares to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the "Purchasers," and this Agreement and the agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the "Agreements." The term "Placement Agent" shall mean Bear, Stearns & Co. Inc. If the Closing Date has not occurred on or prior to July 18, 2002, the Company's obligation to sell and the Purchaser's obligation to purchase the Shares will expire as of such date.

     SECTION 3. Closing.

          3.1 Date of Closing. The completion of the purchase and sale of the Shares shall take place on one or more occasions (each, a "Closing") and shall occur at the offices of Piper Rudnick LLP, 1251 Avenue of the Americas, New York, New York 10020 as soon as practicable following notification by the Securities and Exchange Commission (the "Commission") to the Company of the Commission's willingness to declare effective the registration statement to be filed by the Company pursuant to Section 7.1 hereof (the "Registration Statement") at such times (each, a "Closing Date") to be agreed upon by the

Company and the Placement Agent and of which the Purchasers will be notified by facsimile transmission or otherwise.

          3.2 Delivery of Shares. At the Closing, the Company shall deliver to the Purchaser(s) one or more stock certificates registered in the name of such Purchaser or, if so indicated on the Stock Certificate Questionnaire attached hereto as Appendix I, in such nominee name(s) as designated by the Purchaser(s) in writing, representing the number of Shares set forth in Section 2 above and bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") provided by Section 4(2) thereof or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities or "blue sky" laws. Subject to Section 5.13, the Company will promptly substitute one or more replacement certificates without the legend at such time as the Registration Statement is effective.

          3.3 Other Closing Deliveries by the Company.

                    (a) Legal Opinion. At the Closing, Dorsey & Whitney LLP, counsel to the Company, will deliver written legal opinions to the Purchasers and to the Placement Agent and a "negative assurances letter" to the Placement Agent, dated as of such date, in form and substance reasonably acceptable to the Placement Agent's counsel. The "negative assurances letter" shall also state that each of the Purchasers may rely thereon as though it was addressed directly to such Purchaser.

                    (b) Intellectual Property Opinion. At the Closing, each of Carella, Byrne, Bain, Gilfillan, Cecchi, Stewart & Olstein and Dilworth & Barrese, each special counsel to the Company on intellectual property matters, will deliver a written legal opinion to the Purchaser and the Placement Agent in form and substance reasonably acceptable to the Placement Agent's counsel.

                    (c) At the Closing, Buc & Beardsley, special counsel to the Company on regulatory matters, will deliver a written legal opinion to the Purchaser and the Placement Agent in form and substance reasonably acceptable to the Placement Agent's counsel.

                    (d) Certificate. At the Closing, the Company will deliver to the Purchaser a certificate executed by the Chairman of the Board or President and the chief financial or accounting officer of the Company (solely in their capacities as such), dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser, to the effect that the representations and warranties of the Company set forth in this Agreement are true and correct as of the date of this Agreement and the Closing Date, and the Company has complied in all respects with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date.

          3.4 Company's Conditions to Closing. The Company's obligation to complete the purchase and sale of the Shares and deliver the appropriate stock certificate(s) to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) the Company shall have received same day funds in the full amount of the purchase price for the Shares being purchased hereunder; (b) purchases and sales of Shares under the Agreements with all the Other Purchasers shall have been completed or are being completed simultaneously with the Closing hereunder; and (c) the representations and warranties made by the Purchasers shall be true and correct as of the date of this Agreement and as of the Closing Date and (d) the Purchasers shall have fulfilled their undertakings to be fulfilled by them prior to the Closing.

          3.5 Purchaser's Conditions to Closing. The Purchaser's obligation to accept delivery of stock certificate(s) and to pay for the Shares evidenced thereby shall be subject to the following conditions: (a) the Commission shall have notified the Company of the Commission's willingness to declare the Registration Statement effective on or prior to the 60th day after the date such Registration Statement was filed by the Company; (b) the representations and warranties made by the Company herein shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date (provided, however, that the representations and warranties shall not be deemed accurate as of the Closing Date, if subsequent to the date hereof there occurs an event which would reasonably be expected to have a Material Adverse Effect, notwithstanding that the Private Placement Memorandum contains cautionary disclosure with respect to possible future events and the consequences thereof); and (c) the Company shall have fulfilled, in all material respects, all undertakings to be fulfilled by it prior to Closing. The Purchaser's obligations hereunder are expressly not conditioned on the purchase by any or all of the Other Purchasers of the Shares that such Other Purchasers have agreed to purchase from the Company.

     SECTION 4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

          4.1 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not reasonably be expected to have a material adverse effect upon the business, financial condition, properties, operations or prospects of the Company and its Subsidiaries (as defined in Rule 405 of the Securities Act) taken as a whole (a "Material Adverse Effect"). Each Subsidiary is listed on
Exhibit 21.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001 (the "2001 10-K"). The Company does not own any interest in any corporation, association or other entity other than the Subsidiaries. Each Subsidiary is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect. No proceeding has been instituted in any jurisdiction with respect to the Company or any of its Subsidiaries that seeks to revoke, limit or curtail the power, authority or qualification of the Company or its Subsidiaries to so conduct their respective businesses in such jurisdiction.

          4.2 Authorized Capital Stock. The authorized and outstanding capital stock of the Company is as described in the Confidential Private Placement Memorandum dated April 8, 2002, prepared by the Company (such Confidential Private Placement Memorandum, including all exhibits, supplements and amendments thereto including the Supplement dated May 2, 2002, together with all documents incorporated by reference therein prior to the date hereof, the "Private Placement Memorandum"), except for such changes since the date thereof in the number of: (i) authorized shares of Preferred Stock as described under the sub-heading "Preferred Stock" in the Private Placement Memorandum; and (ii) outstanding shares of Common Stock since the date thereof resulting from the exercise of options to purchase Common Stock under Company employee option plans which option plans are disclosed in the Private Placement Memorandum and the issuance of Common Stock under the employee stock purchase plan described in the Private Placement Memorandum. All of the issued and outstanding shares of the Company's Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. The Shares to be sold pursuant to this Agreement conform in all material respects to the description thereof in the Private Placement Memorandum and have been duly and validly authorized, and when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable. Except as disclosed in the Private Placement Memorandum, the Company does not have outstanding any options to purchase, any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. All the issued and outstanding shares of each Subsidiary's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with the laws of its jurisdiction of organization and all applicable securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and except as disclosed in the Private Placement Memorandum, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, security interests or claims. There are no outstanding options to purchase, preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of such Subsidiary's capital stock or any such options, rights, convertible securities or obligations.

          4.3 No Other Registration Rights or Stockholder Agreements. No holder of any security of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement) to require the Company to register the sale of any security owned by such holder under the Securities Act. There are no stockholder agreements or voting agreements with respect to the capital stock of the Company to which the Company is a party.

          4.4 Authority. The Company and its Subsidiaries have all the requisite power and authority and have all necessary approvals, licenses, permits and authorizations to own, operate, or lease their properties and to carry on their business as now conducted, except where the failure to have any such approval, license, permit or authorization would not have Material Adverse Effect.

          4.5 Due Execution, Delivery and Performance of this Agreement. The Company has the requisite corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby: (i) will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under, and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or any Subsidiary pursuant to the terms or provisions of (A) any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or such Subsidiary is a party or by which the Company or such Subsidiary or any of their respective properties may be bound or affected, except for any conflict, breach or default which would not have a Material Adverse Effect, or (B) any statute or any judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any Subsidiary or any of their respective properties, except for any conflict, breach, violation or default which would not have a Material Adverse Effect, and (ii) will not violate any provision of the certificate of incorporation, by-laws or other organizational documents of the Company or any Subsidiary. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this
Agreement, including without limitation, the issue and sale of the Shares, except filings as may be required to be made with, or approvals required to be obtained by the Company from: (i) the Commission, (ii) the Nasdaq Stock Market, Inc. (which filing has been made and approval has been obtained prior to the Closing Date) and (iii) state blue sky or other securities regulatory authorities. Assuming the valid execution thereof by the Purchaser, this Agreement will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms.

          4.6 Accountants; Financial Statements. Pricewaterhouse Coopers LLP, who has expressed its opinion with respect to the consolidated financial statements included in the 2001 10-K and incorporated by reference in the Registration Statement and the Prospectus which forms a part thereof, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder (the "Rules and Regulations"). The consolidated financial statements of the Company and its Subsidiaries and the related notes contained in the Private Placement Memorandum and in the 2001 10-K present fairly the financial position of the Company and its Subsidiaries as of the dates indicated, and the results of its and their operations and cash flows for the periods therein specified. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods therein specified.

          4.7 Compliance with Listing and Maintenance Requirements; Form S-3 Eligibility. The Company has not received written or oral notice from the Nasdaq Stock Market to the effect that the Company is not in compliance with the continuing maintenance requirements of such market. The Company meets the requirements for use of Form S-3 for registration of the resale of the Shares as contemplated herein and in the Private Placement Memorandum.

          4.8 No Defaults; Material Contracts. Neither the Company nor any of its Subsidiaries is in violation or default of any provision of its certificate of incorporation or bylaws or other organizational documents. Except as disclosed in the Private Placement Memorandum, and except as to defaults, violations and breaches which individually or in the aggregate would not have a Material Adverse Effect, neither the Company nor any of its Subsidiaries is in breach of or in default under any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound and there exists no condition which, with notice or lapse of time or both, would constitute a default on the part of the Company or its Subsidiaries thereunder, except such defaults or conditions which individually or in the aggregate would not have a Material Adverse Effect. All contracts and other material agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound which are required to be filed with the Commission (collectively, "Material Contracts") have been so filed. Each of the Material Contracts is in full force and effect and is enforceable in accordance with its terms and the Company and its Subsidiaries are in compliance with their respective obligations thereunder, except for such non-compliance that would not, individually or in the aggregate, have a Material Adverse Effect. To the Company's knowledge, no event has occurred which would, with or without the passage or time, notice or both, constitute a breach or default by any party under any Material Contract except where such breach or default would not, individually or in the aggregate, have a Material Adverse Effect.

          4.9 No Actions. Except as disclosed in the Private Placement Memorandum, there are no judicial, administrative or governmental actions, suits, investigations or proceedings (collectively, "Legal Proceedings") pending or to the knowledge of the Company, threatened to which the Company or its Subsidiaries is or may be a party or of which property owned or leased by the Company or its Subsidiaries is or may be the subject, which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. All Legal Proceedings of a character required to be disclosed in the 2001 10-K have been properly disclosed therein. Neither the Company nor any of its Subsidiaries is party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body. No labor disturbance by the employees of the Company or its Subsidiaries exists or is imminent which could reasonably be expected to result in a Material Adverse Effect.

          4.10 No Material Change; No Material Undisclosed Liabilities. Since December 31, 2001, and except as described in or specifically contemplated by the Private Placement Memorandum: (i) the Company and its Subsidiaries have not incurred any liabilities or obligations (whether accrued, absolute, contingent, asserted or unasserted) or entered into any verbal or written agreement or other transaction which was not in the ordinary course of business or which would reasonably be expected to have a Material Adverse Effect; (ii) the Company and its Subsidiaries have not sustained any material loss or interference with its businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company and its Subsidiaries have not paid or declared any dividends or other distributions with respect to their capital stock and neither the Company nor its Subsidiaries are in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock of the Company or its Subsidiaries or increase in indebtedness material to the Company and its Subsidiaries; (v) the Company and its Subsidiaries have not incurred or sustained any other event or change that would reasonably be expected to have a Material Adverse Effect; and (vi) the Company and its Subsidiaries have conducted their business only in the ordinary course of business in accordance with past practice.

          4.11 Intellectual Property.

               (a) The Company and its Subsidiaries own or have the right to use pursuant to effective license agreements or permission, all patent, copyright, trade secret and trademark rights ("Intellectual Property")
     necessary to the conduct of the business of the Company and its Subsidiaries, other than Intellectual Property generally available on commercially reasonable terms from other sources.

               (b) All licenses or other agreements under which: (i) the Company or any of its Subsidiaries are granted rights in Intellectual Property, other than Intellectual Property generally available on commercially reasonable terms from other sources and (ii) the Company or any of its Subsidiaries have granted rights to others in Intellectual Property owned or licensed by the Company or its Subsidiaries, are in full force and effect and no event has occurred which would, with or without the passage of time, notice, or both, constitute a default thereunder default by the Company or any of its Subsidiaries or any other party thereto except where such default would not, individually or in the aggregate, have a Material Adverse Effect.

               (c) The Company and its Subsidiaries have taken all steps believed by them to be required in accordance with sound business practice and business judgment to establish and preserve their respective ownership of all Intellectual Property material to their respective businesses.

               (d) The business, activities and products of the Company and its Subsidiaries do not infringe any Intellectual Property of any other person, except where such infringement would not, individually or in the aggregate, have a Material Adverse Effect or is described in the Private Placement Memorandum. Neither the Company nor any of its Subsidiaries, to their knowledge, is making unauthorized use of any confidential information or trade secrets of any person. The activities of the Company and its Subsidiaries or any of its employees on behalf of the Company and its Subsidiaries, to their knowledge, do not violate any material agreements or arrangements known to the Company which any such employees have with other persons, if any. To the best knowledge of the Company, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property of the Company or any of its Subsidiaries, except as disclosed in the Private Placement Memorandum or where such interference, infringement or misappropriation would not, individually or in the aggregate, have a Material Adverse Effect.

          4.12 Compliance with Laws.

               (a) The Company and its Subsidiaries are conducting their respective businesses in compliance with all applicable laws, rules and regulations of the jurisdictions in which they are conducting their respective businesses, except where failure to be in compliance would not have a Material Adverse Effect.

               (b) The Company and its Subsidiaries, their products and the manner in which they conduct their respective businesses comply and have complied at all times with all applicable requirements of the Federal Food, Drug, and Cosmetic Act, the National Organ Transplant Act and the Public Health Service Act, or any applicable laws of other jurisdictions, domestic or foreign, and all rules, regulations, standards, guidelines or orders promulgated by any regulatory authority having jurisdiction to administer those laws and regulations, including, without limitation, the United States Food and Drug Administration (the "FDA") except where the failure to be so in compliance would not individually or in the aggregate have a Material Adverse Effect or as disclosed in the Private Placement
     Memorandum. Neither the Company nor any of its Subsidiaries has ever received any Notice of Inspectional Observation (Form FDA 483), Notice of Adverse Findings, Warning Letter, subpoena or other communication by any governmental or regulatory authority alleging non-compliance with any such statutes, rules, regulations, standards, guidelines or orders, except where such Notice, Warning Letter or other communication would not individually or in the aggregate have a Material Adverse Effect or as disclosed in the Private Placement Memorandum. All of the products of the Company and its Subsidiaries which are regulated as "medical devices" or as biologics have received relevant premarket notifications or licenses accepted or approved by the FDA prior to commercialization of such products except where the failure to have received any such premarket notifications or licenses would not individually or in the aggregate have a Material Adverse Effect and all of the Company's facilities are registered as required by the FDA or any other regulatory authority. The Company and its Subsidiaries, and their operations are in compliance with the guidance for industry promulgated by the FDA regarding validation for procedures for processing of human tissues intended for transplantation and current "good tissue practice" for manufacturers of human cellular and tissue-based products proposed by the FDA on January 5, 2001, except where any such noncompliance would not individually or in the aggregate have a Material Adverse Effect.

               (c) The operations of the Company and its Subsidiaries with respect to any real property currently leased, owned or by any means controlled by the Company or any of its Subsidiaries (the "Real Property") are in compliance in with all federal, state, and local laws, ordinances, rules, and regulations relating to occupational health and safety and the environment, except for such non-compliance that would not have a Material Adverse Effect. There is no pending or, to the best knowledge of the Company, threatened Legal Proceeding, nor has the Company or any Subsidiary received any written or oral notice from any governmental entity or third party, that: (i) alleges a violation of any such laws by the Company or any of its Subsidiaries; (ii) alleges that the Company or any of its Subsidiaries is a liable party under the Comprehensive

     Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C.ss.9601 et seq. ("CERCLA"), or any state superfund law; (iii) alleges possible contamination of the environment by the Company or any of its Subsidiaries; or (iv) alleges possible contamination of the Real Property. No property which is owned, leased or occupied by the Company or any of its Subsidiaries has been designated as a Superfund site pursuant to CERCLA or otherwise designated as a contaminated site under applicable state or local law.

          4.13 Offering Materials. The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares other than the Private Placement Memorandum or any amendment or supplement thereto. The Company has not in the past nor will it hereafter take any action independent of the Placement Agent to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Shares, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

          4.14 Title. The Company and each of its Subsidiaries have good and marketable title to all real property and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Private Placement Memorandum or such as do not have a Material Adverse Effect. Any real property, buildings or personal property held under lease by the Company and its Subsidiaries and all rights of use of real property, buildings or personal property held under contract by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases or contracts, as the case may be, in each case, except as described or contemplated in the Private Placement Memorandum or with such exceptions that do not have a Material Adverse Effect.

          4.15 Taxes. The Company and its Subsidiaries have timely filed all necessary foreign, federal, state and local income and franchise tax returns and have paid all taxes shown thereon as due. There is no tax deficiency that has been or, to the best of the Company's knowledge, might be asserted against the Company or any of its Subsidiaries that has resulted, or might reasonably be expected to result, in a Material Adverse Effect. All tax liabilities are adequately provided for on the books of the Company and its Subsidiaries.

          4.16 Insurance. The Company and its Subsidiaries maintain insurance with insurers of recognized financial responsibility of the types and in the amounts as management of the Company believes to be prudent and customary for the business in which the Company and its Subsidiaries are engaged. Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

          4.17 ERISA. No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974), as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any Subsidiary which could have a Material Adverse Effect. Each employee benefit plan is in compliance in all material respects with applicable law including ERISA and the Code. The Company nor any Subsidiary has incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any "pension plan;" and each "pension plan" (as defined in ERISA) for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

          4.18 Accounting Controls. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          4.19 Loans to Affiliated Persons. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or its Subsidiaries to or for the benefit of any of the officers or directors of the Company or its Subsidiaries or any of the members of the families of any of them, except as disclosed in the Private Placement Memorandum or except for any such loans, advances or guarantees which would not be required to be disclosed pursuant to Regulation S-K.

          4.20 Contributions. Neither the Company nor any of its Subsidiaries has at any time, directly or indirectly: (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

          4.21 Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and neither the sale of the Shares nor the transactions contemplated herein will cause the Company or any of its Subsidiaries to become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act.

          4.22 Accuracy of Disclosure. The information contained: (i) in the Private Placement Memorandum as of the date thereof and hereof (other than Exhibit C thereto), as amended or supplemented; and (ii) the Registration Statement as of the filing date and as of each Closing Date, is complete and correct and does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          4.23 No Material Nonpublic Information. At the time of the public announcement of the transaction contemplated by the Agreements, the Private Placement Memorandum, as supplemented, will include no material nonpublic information with respect to the Company and its Subsidiaries.

     SECTION 5. Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to, and covenants with, the Company that:

          5.1 Investment Experience. The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares.

          5.2 Purchase For Own Account. The Purchaser is acquiring the number of Shares set forth in Section 2 above in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares (this representation and warranty not limiting the Purchaser's right to sell pursuant to the Registration Statement or, other than with respect to any claims arising out of a breach of this representation and warranty, the Purchaser's right to indemnification under
Section 7.3).

          5.3 No Transfer; Compliance with Securities Laws. The Purchaser will not, directly or indirectly, offer, sell, pledge, sell short, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, the Rules and Regulations and the Exchange Act of 1934.

          5.4 Accuracy of Disclosure. The Purchaser has completed or caused to be completed the Registration Statement Questionnaire attached hereto as part of Appendix I, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement and the Purchaser will notify the Company immediately of any material change in any such information provided in the Registration Statement Questionnaire occurring prior to the sale by it of all of the Shares.

          5.5 No Additional Information. The Purchaser has, in connection with its decision to purchase the number of Shares set forth in Section 2 above, relied solely upon the

Private Placement Memorandum and the documents included therein or incorporated by reference and the representations and warranties of the Company contained herein.

          5.6 Accredited Investor. The Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

          5.7 Reliance Upon Purchaser Representations. The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

          5.8 Confidentiality; No Disclosure. Until the filing of the Registration Statement, the Purchaser agrees with the Placement Agent and the Company to keep confidential all information concerning this private placement. The Purchaser understands that the information contained in the Private Placement Memorandum is strictly confidential and proprietary to the Company and has been prepared from the Company's publicly available documents and other information and is being submitted to the Purchaser solely for such Purchaser's confidential use. The Purchaser agrees to use the information contained in the Private Placement Memorandum for the sole purpose of evaluating a possible investment in the Shares and the Purchaser hereby acknowledges that it is prohibited from reproducing and distributing the Private Placement Memorandum to third parties, this Purchase Agreement, or any other offering materials or other information provided by the Company in connection with the Purchaser's consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents to third parties. Further, the Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential. The Purchaser understands that the federal securities laws impose restrictions on trading based on information regarding this offering. In addition, the Purchaser hereby acknowledges that unauthorized disclosure of information regarding this offering may cause the Company to violate Regulation FD and agrees not to engage in any such unauthorized disclosure.

          5.9 Ability to Bear Risks of Investment. The Purchaser understands that its investment in the Shares involves a significant degree of risk and that the market price of the Common Stock has been and continues to be volatile and that no representation is being made as to the future value or trading volume of the Common Stock. The Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of an investment in the Shares.

          5.10 No Endorsement. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

          5.11 Restrictions on Transfer; Rule 144. The Purchaser understands that, until such time as the Registration Statement has been declared effective or the Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

               "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

          5.12  Purchaser's   Principal  Offices.   The  Purchaser's   principal
executive offices are in the jurisdiction set forth immediately below the Purchaser's name on the signature pages hereto.

          5.13 Compliance with Securities Laws Upon Transfer. The Purchaser hereby covenants with the Company not to make any sale of the Shares without complying in all material respects with the provisions of this Agreement, and, if applicable, without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, and the Purchaser acknowledges and agrees that such Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate Purchaser's Certificate of Subsequent Sale in the form of Appendix II hereto, executed by an officer of, or other authorized person expressly designated by, the Purchaser. The Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement (a "Suspension") until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act or supplemented the prospectus forming a part of the Registration Statement. The Purchaser hereby covenants that it will not sell any Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the Suspension of the use of said prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said prospectus, except as permitted in the second paragraph of Section 7.2 of this Agreement; provided, however, that the Purchaser shall be in compliance with the provisions contained in the first paragraph of Section 7.2; provided, further, that the Company will use its best efforts to cause the prospectus so suspended to be promptly resumed.

          5.14 Authority; Execution; Enforceability. The Purchaser further represents and warrants to, and covenants with, the Company that: (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms.

          5.15 Reliance by Placement Agent. The Purchaser hereby acknowledges that the Placement Agent may rely on the representations, warranties and covenants set forth in this Section 5 as if such representations, warranties and covenants were made to the Placement Agent directly.

     SECTION 6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company, and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive the Closing, the delivery to the Purchaser of the Shares being purchased and the payment therefor.

     SECTION 7. Registration of the Shares; Compliance with the Securities Act.

          7.1 Registration Procedures and Expenses. The Company shall:

               (a) subject to receipt of necessary information from the Purchasers, as promptly as practicable, but in no event later than 10 days after the date that the Agreements are executed, file with the Commission the Registration Statement on Form S-3 relating to the resale of the Shares by the Purchaser and the Other Purchasers from time to time on the Nasdaq National Market or the facilities of any national securities exchange on which the Common Stock is then traded or in privately-negotiated transactions;

               (b) use its reasonable efforts, subject to receipt of necessary information from the Purchasers, to cause the Commission to notify the Company of the Commission's willingness to declare the Registration Statement effective within 60 days after the Registration Statement is filed by the Company;

               (c) promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and in compliance with applicable securities laws until the earliest of: (i) two years after the effective date of the Registration Statement; (ii) the date on which the Shares may be resold by the Purchasers without registration by reason of Rule 144(k) under the Securities Act or any other rule of similar effect; or (iii) such time as all Shares purchased by such Purchaser under this Agreement have been sold;

               (d) furnish to the Purchaser with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser; provided, however, that the obligation of the Company to deliver copies of prospectuses to the Purchaser shall be subject to the receipt by the Company of reasonable assurances from the Purchaser that the Purchaser will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses, and the resale of the Shares;

               (e) file documents required of the Company for normal blue sky clearance in states specified in writing by the Purchaser and keep such qualification or registration in effect for so long as the Registration Statement is in effect; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

               (f) advise the Purchaser, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest practicable moment if such stop order should be issued.

     The Company understands that the Purchaser disclaims being an underwriter, but the Purchaser being deemed an underwriter shall not, subject to the Purchaser's compliance with applicable law and the Agreement, relieve the Company of any obligations it has hereunder. A draft of the proposed form of the Registration Statement is included in the Private Placement Memorandum and a questionnaire related thereto to be completed by the Purchaser is attached hereto as Appendix I.

          7.2 Transfer of Shares After Registration. The Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 7.1, and that it will promptly notify in writing the Company of any changes or additions to the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution or any disposition. The obligation shall cease when the Purchaser shall have disposed of all its Shares.

     Notwithstanding any other provisions of this Agreement, the Purchaser shall not be prohibited from selling Shares under the Registration Statement as a result of Suspensions on more than two occasions of not more than 30 days each in any twelve month period, unless, in the good faith judgment of the Company's Board of Directors, upon advice of counsel, the sale of Shares under the Registration Statement in reliance on this paragraph could be reasonably likely to cause a violation of the Securities Act or the Exchange Act and result in potential liability to the Company.

          7.3 Indemnification.

               (a) The Company agrees to indemnify and hold harmless the Purchasers, each affiliate of the Purchasers and each person who controls the Purchasers (or any affiliate of the Purchasers) within the meaning of
     Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person, a "Purchaser/Affiliate"), against any losses, claims, damages, liabilities or expenses, joint or several (collectively, "Losses"), to which such Purchasers or such Purchaser/Affiliates may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any claims or litigation, if such settlement is effected with the written consent of the Company), insofar as such Losses (or actions in respect thereof as contemplated below) arise out of or are based upon, in whole or in part: (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (for purposes of this Section 7.3, the term "Registration Statement" shall include any final prospectus, financial statements and schedules, exhibits, supplements or amendments thereto and any documents incorporated by reference therein or filed as part thereof) at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus"), or any amendment or supplement thereto; (ii) the omission or alleged omission to state in the Registration Statement or Prospectus a material fact required to be stated therein or necessary to make the statements in the Registration Statement or the Prospectus, or any amendment or supplement to the Registration Statement or the Prospectus, not misleading in the light of the circumstances under which such statements were made; or (iii) any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder or under law. The Company will reimburse each Purchaser and each Purchaser/Affiliate for any legal and other expenses as such expenses are reasonably incurred by such Purchaser or such Purchaser/Affiliate in connection with investigating, defending, settling, compromising or paying any Losses; provided, however, that the Company will not be liable to a Purchaser or Purchaser/Affiliate in any such case to the extent that any such Losses arise out of or are based upon: (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein; (ii) the failure of such Purchaser to comply with its covenants and agreements contained herein, including Sections 5.13 or 7.2 hereof respecting the sale of the Shares, or to perform its obligations under law; (iii) the inaccuracy of any representations or warranties made by such Purchaser herein; or (iv) any statement or omission in any Prospectus or any amendment or supplement thereto that is corrected in any subsequent Prospectus or any amendment or supplement thereto that was delivered to such Purchaser prior to the pertinent sale or sales by such Purchaser.

               (b) Each Purchaser will severally, but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any Losses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any claim or litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such Losses (or actions in respect thereof as contemplated below) arise out of or are based upon: (i) any failure by such Purchaser to comply with its covenants and agreements contained herein, including Sections 5.13 or 7.2 hereof respecting the sale of the Shares, or to perform its obligations under law; (ii) the inaccuracy of any representation or warranty made by such Purchaser herein or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement to the Registration Statement or the Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or the Prospectus, or any amendment or supplement to the Registration Statement or Prospectus, not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Purchaser expressly for use therein. Such Purchaser will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such Losses. Notwithstanding any other provisions of this Section 7.3(b), no Purchaser shall be required to indemnify any party in excess of the gross proceeds paid by such Purchaser for Shares purchased pursuant to its respective Agreement or if the Purchaser shall sell Shares pursuant to the Registration Statement, if greater, the proceeds received by the Purchaser from those sales.

               (c) Promptly  after  receipt by an  indemnified  party under this
     Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3 promptly notify the indemnifying party in writing thereof; however, the failure to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 7.3 or to the extent the indemnifying party is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and, based upon the advice of such indemnified party's counsel, the indemnified party shall have reasonably concluded that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and reasonable approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless: (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, representing the indemnified parties who are parties to such action, plus local counsel, if appropriate) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

               (d) If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a) or (b) of this Section 7.3 in respect to any Losses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Losses referred to herein: (i) in such proportion as is appropriate to reflect the relative economic benefits received by the Company and the Purchaser from the placement of the Common Stock contemplated by this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and each Purchaser, on the other, shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the "Difference") between the amount such Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company, on the one hand, and each Purchaser, on the other, shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation or warranty relates to information supplied by the Company or by such Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and/or its distribution. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (d) of this Section 7.3 with respect to the notice of the threat or commencement of any action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section
     7.3 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this
     Section 7.3, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute pursuant to this Section 7.3 are several and not joint.

          7.4 Termination of Restrictions on Transfer. The restrictions imposed by Section 5 or this Section 7 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the passage of two years from the effective date of the Registration Statement covering such Shares or at such time as an opinion of counsel reasonably satisfactory in form and substance to the Company shall have been rendered to the effect that such restrictions are not necessary in order to comply with the Securities Act.

          7.5 Information Available. So long as the Registration Statement is effective covering the resale of Shares owned by the Purchaser, the Company will furnish to the Purchaser:

               (a) as soon as practicable after it becomes available, one copy of: (i) its Annual Report to Stockholders (which Annual Report to Stockholders shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants); (ii) if not included in substance in the Annual Report to Stockholders, upon the request of the Purchaser, its Annual Report on Form 10-K; (iii) upon the request of the Purchaser, its Quarterly Reports on Form 10-Q; (iv) upon the request of the Purchaser, its Current Reports on Form 8-K; and (v) a full copy of the particular Registration Statement covering the Shares (the foregoing, in each case, excluding exhibits);

               (b) upon the request of the Purchaser, all exhibits excluded by the parenthetical to subparagraph (a)(v) of this Section 7.5; and

               (c) upon the request of the Purchaser, a reasonable number of copies of the prospectuses to supply to any other party requiring such prospectuses;

and the Company, upon the reasonable request of the Purchaser, will meet with the Purchaser or a representative thereof at the Company's headquarters to discuss information relevant for disclosure in the Registration Statement covering the Shares and will otherwise reasonably cooperate with any Purchaser conducting an investigation for the purpose of reducing such Purchaser's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters, subject to appropriate confidentiality limitations.

     SECTION 8. Broker's Fee. The Purchaser acknowledges that the Company intends to pay to the Placement Agent a fee in respect of the sale of the Shares to the Purchaser. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchaser.

     SECTION 9. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

               (a)  if to the Company, to:

                    Osteotech, Inc.
                    51 James Way
                    Eatontown, New Jersey  07724
                    Attention: Mr. Michael J. Jeffries
                    Facsimile: 732-935-0626

                    with a copy to:

                    Dorsey & Whitney LLP
                    250 Park Avenue
                    New York, New York 10177
                    Attention: Kevin T. Collins, Esq.
                    Facsimile: 212-953-7201

                    or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

               (b) if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

     SECTION 10. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

     SECTION 11. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     SECTION 12. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     SECTION 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the federal law of the United States of America.

     SECTION 14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile signatures shall be deemed original signatures.

     SECTION 15. Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.

     SECTION 16. Third Party Beneficiaries. Subject to Section 7.3 hereof, this Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Notwithstanding the foregoing, the Placement Agent may rely on the representations, warranties and covenants made in Sections 4 and 5 as if such representations, warranties and covenants were made to the Placement Agent directly.

     SECTION 17. Confidential Disclosure Agreement. Notwithstanding any provision of this Agreement to the contrary, any confidential disclosure agreement previously executed by the Company and the Purchaser in connection with the transactions contemplated by this Agreement shall remain in full force and effect in accordance with its terms following the execution of this Agreement and the consummation of the transactions contemplated hereby.

     SECTION 18. Assignment. This Agreement and rights of the Purchaser hereunder may be assigned by the Purchaser with the prior written consent of the Company except such consent shall not be required in cases of assignments: (x) by operation of the law; (y) by the Purchaser to its wholly-owned subsidiary; or (z) by an investment adviser to a fund for which it is the adviser or by or among funds that are under common control, provided that, in any such case, such assignee agrees to be bound by the terms of this Agreement.

     SECTION 19. Publicity. Except in connection with filing of the Registration Statement, the Company will not issue any public statement, press release or any other public disclosure, that includes the Purchaser's name, without the Purchaser's prior written consent. If the Company is required by an applicable law, resolution, or securities exchange rule to disclose the Purchaser's name, the Company will give the Purchaser reasonable notice of the required disclosure.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                             OSTEOTECH, INC.


                                             By: _______________________________
                                                 Name:
                                                 Title:

                       Print or Type:     Name of Purchaser
                                          (Individual or Institution):

                                          ______________________________________

                                          Name of Individual representing
                                          Purchaser (if an Institution):

                                          ______________________________________

                                          Title of Individual representing
                                          Purchaser (if an Institution):

                                          ______________________________________


Signature by:                             Individual Purchaser or Individual
                                          representing Purchaser:

                                          ______________________________________

                                          Address:    __________________________

                                          Telephone:  __________________________

                                          Facsimile:  __________________________

                                                                      Appendix I
                                                                    (one of two)

OSTEOTECH, INC.
STOCK CERTIFICATE QUESTIONNAIRE

         Pursuant to Section 3 of the Agreement, please provide us with the following information:

1.   The exact name that your Shares are to be
     registered in (this is the name that will
     appear on your stock certificate(s)). You may
     use a nominee name if appropriate:             ____________________________

2.   The relationship between the Purchaser of the
     Shares and the Registered Holder listed in
     response to item 1 above:                      ____________________________


3.   The mailing address of the Registered Holder
     listed in response to item 1 above:            ____________________________
                                                    ____________________________
                                                    ____________________________
                                                    ____________________________

4.   The Social Security Number or Tax
     Identification Number of the Registered
     Holder listed in response to item 1 above:     ____________________________

                                   Appendix I

                                                                      Appendix I
                                                                    (two of two)

                                 OSTEOTECH, INC.
                      REGISTRATION STATEMENT QUESTIONNAIRE

     In connection with the preparation of the Registration Statement, please provide us with the following information:

1.   Pursuant  to  the  "Selling   Stockholder"   section  of  the  Registration
     Statement, please state your or your organization's name exactly as it should appear in the Registration Statement:

2. Please provide the number of shares that you or your organization will own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Purchase Agreement and those shares purchased by you or your organization through other transactions:

3.   Have you or your  organization  had any position,  office or other material
     relationship   within  the  past  three  years  with  the  Company  or  its affiliates?

                           _____ Yes         _____ No

          If yes, please indicate the nature of any such relationships below:

          ______________________________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________

4. Are you (i) an NASD Member (see definition), (ii) a Controlling (see definition) shareholder of an NASD Member, (iii) a Person Associated with a Member of the NASD (see definition), or (iv) an Underwriter or a Related Person (see definition) with respect to the proposed offering; or (b) do you own any shares or other securities of any NASD Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any NASD Member?


                                  Appendix I-2

          Answer: [_] Yes [_] No If "yes," please describe below

          ______________________________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________


                                  Appendix I-3

     NASD Member. The term "NASD member" means either any broker or dealer admitted to membership in the National Association of Securities Dealers, Inc. ("NASD"). (NASD Manual, By-laws Article I, Definitions)

     Control. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. (Rule 405 under the Securities Act of 1933, as amended)

     Person Associated with a member of the NASD. The term "person associated with a member of the NASD" means every sole proprietor, partner, officer, director, branch manager or executive representative of any NASD Member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a NASD Member, whether or not such person is registered or exempt from registration with the NASD pursuant to its bylaws. (NASD Manual, By-laws Article I, Definitions)

     Underwriter or a Related Person. The term "underwriter or a related person" means, with respect to a proposed offering, underwriters, underwriters' counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons. (NASD Interpretation)


                                  Appendix I-4

                                                                     APPENDIX II

Attention:

                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE

     The undersigned, [an officer of, or other person duly authorized by]

_____________________________________________________________ hereby certifies
    [fill in official name of individual or institution]

that he/she [said  institution] is the Purchaser of the shares evidenced by the attached  certificate,  and as such,  sold  such  shares on  _______________  in
                                                                  [date]
accordance with Registration Statement number
____________________________________________________________________ and
[fill in the number of or otherwise identify Registration Statement]

the  requirement  of  delivering  a current  prospectus  by the Company has been complied with in connection with such sale.

Print or Type:

     Name of Purchaser
     (Individual or
     Institution):              __________________

     Name of Individual
     representing
     Purchaser (if an
     Institution)               __________________

     Title of Individual
     representing
     Purchaser (if an
     Institution):              __________________

     Signature by:
     Individual Purchaser
     or Individual repre-
     senting Purchaser:         __________________


                                   Appendix II